UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2018

Healthcare Integrated Technologies Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36564	46-3052781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3847 River Vista Way, Louisville, TN	37777
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (865) 719-8160

Grasshopper Staffing, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 18, 2018 Grasshopper Staffing, Inc. has changed its name to Healthcare Integrated Technologies Inc.  The name change was undertaken following our recent acquisition of IndeLiving Holdings, Inc. to more accurately reflect the principal focus of our business and operations.  The name change was completed through the merger of our company with a wholly-owned subsidiary in which we were the surviving entity and, at the effective time of the merger, our name changed.  These actions are pursuant to Nevada Revised Statutes 92A.180 which permits the merger of a subsidiary and a parent, and the name change of the surviving entity, without stockholder consent.  In accordance therewith, no consent of our stockholders was required. The CUSIP number for our common stock is now 422009 100.

The name change, which will also include a new symbol for our common stock on the OTCPink Tier, is pending with FINRA. We will make a separate announcement regarding the completion of the name change by FINRA together with the new symbol once it is available.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

3.4	Articles of Merger filed with the Secretary of State of Nevada on April 17, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2018	Grasshopper Staffing, Inc.

By: /s/ Scott M. Boruff
Scott M. Boruff, Chief Executive Officer

Exhibit Index

Exhibit No.	Description

3.4	Articles of Merger filed with the Secretary of State of Nevada on April 17, 2018

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